UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2004

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

575 East Swedesford Road, Suite 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

(a) On December 30, 2004, Escalon Medical Corp. (the "Company") dismissed Parente Randolph, LLC ("Parente Randolph") as the Company’s independent accountants responsible for auditing its financial statements. The decision was approved by the Audit Committee of the Board of Directors of the Company.

The reports of Parente Randolph on the Company’s consolidated financial statements for the fiscal years ended June 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended June 30, 2004 and 2003 and the subsequent interim period preceding Parente Randolph’s dismissal, the Company had no disagreements with Parente Randolph on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Parente Randolph, would have caused it to make a reference to the subject matter of the disagreement in connection with its report on the financial statements for such years or subsequent interim periods.

During the Company’s fiscal year ended June 30, 2004 and 2003 and the subsequent interim period preceding Parente Randolph’s dismissal, there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

In connection with their review of the Company’s September 30, 2004 interim financial statements, Parente Randolph identified certain material weaknesses and other deficiencies in the Company’s internal control related exclusively to the business of Drew Scientific, Plc ("Drew"), a United Kingdom company, which the Company had acquired in a non-negotiated transaction during the quarter ended September 30, 2004. The Public Company Accounting Oversight Board, Standard No. 2 defines a material weakness as "a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected."

Parente Randolph identified the following material weaknesses in the Drew businesses acquired by the Company relating to:

1. the Company’s financial reporting closing and review process;

2. inadequate documentation, untimely account reconciliations and account analysis of certain balance sheet accounts; and

3. untimely and inadequate communication of the Company’s policies and procedures to personnel of the newly acquired businesses.

As reported in the Company’s Form 10-Q report for the quarter ended September 30, 2004, in connection with the non-negotiated acquisition of Drew on July 23, 2004 and the related material control weaknesses discussed above, the Company has completed or is in the process of taking the following actions to address these concerns:

1. The Company is in the process of remediating the specific material control weaknesses identified above.

2. Shortly after the acquisition of Drew, the Company began relocating and consolidating the financial accounting and reporting function of Drew to Dallas, Texas from the United Kingdom.

3. The accounting personnel in the United Kingdom have all been replaced with employees to serve during the final transition of the financial and reporting function to Dallas, Texas.

4. The Company is currently undertaking a detailed review of the internal control requirements under the newly organized financial accounting and reporting function of Drew and will implement changes as management deems necessary.

5. The Company has instituted temporary controls that require the direct involvement of the Company’s corporate financial management team and accounting consultants who are actively engaged in integrating the Company’s policies and procedures with all of Drew’s operating entities.

6. During the quarter ended September 30, 2004, an independent accounting firm performed an investigation of the Drew United Kingdom operations to determine if there had been any fraudulent activity related to cash receipts or disbursements. The accounting firm did not find any evidence of fraud.

(b) On December 30, 2004, the Audit Committee of the Company’s Board of Directors approved the appointment of BDO Seidman, LLP ("BDO") as the Company’s independent accountants for the year ending June, 30, 2005. During the fiscal years ended June 30, 2004 and 2003, and the subsequent interim period through December 31, 2004, neither the Company nor anyone engaged on the Company’s behalf consulted with BDO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K).

The change in accountants does not result from any dissatisfaction with the quality of professional services that have been rendered by Parente Randolph as the independent accountants of the Company.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

16 Letter from Parente Randolph, LLC dated January 5, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

January 5, 2005	By:	Richard J DePiano

Name: Richard J DePiano
Title: Chairman and CEO

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Exhibit Index

Exhibit No.	Description

16	Letter from Parente Randolph. LLC dated January 5, 2005